Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Fifth Street Senior Floating Rate Corp. of our report dated December 9, 2014 relating to the consolidated financial statements of Fifth Street Senior Floating Rate Corp. which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 17, 2015